UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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☐	Definitive Information Statement

Spectrum Global Solutions, Inc.

(Name of Registrant as Specified In Its Charter)

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INFORMATION STATEMENT OF SPECTRUM GLOBAL SOLUTIONS, INC.
300 Crown Oak Centre Drive

Longwood, Florida 32750
Telephone (407) 512-9102

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDERS MEETING
Date of Mailing: __, 2018

To the Stockholders of Spectrum Global Solutions, Inc.:

The attached Information Statement is furnished by the Board of Directors (the “Board”) of Spectrum Global Solutions, Inc. (the “Company,” “Spectrum”, “we” or “us”). The Company, a Nevada corporation, is a public company registered with the Securities and Exchange Commission.

On June 26, 2018, stockholders holding more than 51% of the voting power of the Company (the “Consenting Stockholders”) consented in writing to, among other things, amend the Company’s Articles of Incorporation, as amended (the “2018 Amendment”). This consent was sufficient to approve the 2018 Amendment under Nevada law. The attached Information Statement describes the 2018 Amendment that the stockholders of the Company have approved, authorizing our Board of Directors to take all steps necessary to effect, at any time prior to the one-year anniversary of the date of the written consent, a reverse stock split of all outstanding shares of our common stock at an exchange ratio of up to one-for two hundred (1:200) shares (the “Reverse Stock Split”) with respect to the outstanding shares of the Company’s common stock (the “Common Stock”). The Consenting Stockholders also consented to the adoption by the Company of the 2018 performance incentive plan (the “2018 Plan”).

This Information Statement is prepared and delivered to meet the requirements of Section 78.390 of the Nevada Revised Statutes. This Information Statement is being mailed on or about , 2018 to holders of record of Common Stock as of the close of business on July 17, 2018 (the “Record Date”). The Company had ________ shares of Common Stock outstanding as of the Record Date. Each share of Common Stock was entitled to one (1) vote.

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH
THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS FOR YOUR INFORMATION ONLY. YOU DO NOT NEED TO DO ANYTHING IN RESPONSE TO THIS
INFORMATION STATEMENT. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO
STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Under Rule 14c-2(b) of the Securities Exchange Act of 1934, as amended, none of the actions described in the Information Statement may be taken earlier than 20 calendar days after we have sent or given the Information Statement to our stockholders. We intend to distribute this Notice and Information Statement to our stockholders on or about , 2018.

The control share acquisition and dissenter’s rights provisions of Chapter 78 of the Nevada Revised Statues are not applicable to the matters disclosed in this Information Statement. Accordingly, there are no stockholder dissenters’ or appraisal rights in connection with any of the matters discussed in this Information Statement.

Please read this Notice and Information Statement carefully and in its entirety. It describes the terms of the actions taken by the stockholders.

Although you will not have an opportunity to vote on the approval of the Certificate of Amendment, this Information Statement contains important information about the Certificate of Amendment.

By Order of the Board of Directors

/s/ Roger Ponder
Roger Ponder
Director and Chief Executive Officer

Important Notice Regarding the Availability of Information Statement Materials in connection with this Notice of Stockholder
Action by Written Consent:

The Information Statement is available at: http://www.spectrumglobalsolutions.com/company.php

INFORMATION STATEMENT OF SPECTRUM GLOBAL SOLUTIONS, INC.
300 Crown Oak Centre Drive

Longwood, Florida 32750
Telephone (407) 512-9102

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Spectrum Global Solutions, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the holder of more than 51% of the voting power (the “Consenting Stockholders”) of the Company’s outstanding capital stock as of the record date of July 17, 2018 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on , 2018.

On June 26, 2017, the Consenting Stockholders delivered an executed written consent in lieu of a special meeting authorizing and approving (1) an amendment to our Articles of Incorporation to effect a reverse stock split of all outstanding shares of our Common Stock, at an exchange ratio of up to one-for-two hundred (1:200) shares (the “Reverse Stock Split”), with the Board maintaining the discretion of whether or not to implement the Reverse Stock Split and at which exchange ratio to implement the Reverse Stock Split and (2) adoption by the Company of the 2018 performance incentive plan (the “2018 Plan”). The full text of the Certificate of Amendment is attached to this Information Statement as Appendix A. This consent was sufficient to approve the Certificate of Amendment and adoption of the 2018 Plan under Nevada law.

No Vote Required

We are not soliciting consents to approve the Certificate of Amendment. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

No Appraisal Rights

Under Nevada law, stockholders have no appraisal or dissenters’ rights in connection with the Certificate of Amendment.

Interests of Certain Parties in the Matters to be Acted Upon

Mr. Ponder and Mr. Keith Hayter, the directors and chief executive officer and president, respectively, of the Company are the Consenting Stockholders. Other than with respect to the Consenting Stockholders, none of the executive officers of the Company has any substantial interest resulting from the Certificate of Amendment that is not shared by all other stockholders pro rata, and in accordance with their respective interests.

Householding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at 407-512-9102, and requests in writing should be sent to Spectrum Global Solutions, Inc., Attention Chief Executive Officer, 300 Crown Oak Centre Drive, Longwood, Florida 32750. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

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NOTICE TO STOCKHOLDERS OF ACTIONS APPROVED
BY CONSENTING STOCKHOLDERS

Amendment to the Articles of Incorporation to Authorize an up to 1-for-200 Reverse Stock Split of the Company’s Outstanding Shares of Common Stock

The Board approved a resolution authorizing a reverse stock split of our Common Stock at an exchange ratio of up to one-for-two hundred (1:200) shares.  Pursuant to the Reverse Stock Split, depending on the exchange ratio determined by the Board, up to every two hundred shares of our Common Stock will automatically be converted into one share of Common Stock when the Certificate of Amendment is filed with the Nevada Secretary of State (the “Effective Date”).  No fractional shares will be issued in connection with the foregoing combination; all shares of Common Stock that are held by a stockholder will be aggregated and each stockholder will be entitled to receive the number of whole shares resulting from the combination of the shares so aggregated. Any fractions resulting from the Reverse Stock Split computation will be rounded up to the next whole share. The Reverse Stock Split will occur automatically on the Effective Date without any action on the part of stockholders and without regard to the date certificates representing shares of Common Stock are physically surrendered for new certificates.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN OUR COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF WHOLE SHARES IN EXCHANGE FOR ANY FRACTIONAL SHARES RESULTING FROM THE REVERSE STOCK SPLIT.

The Reverse Stock Split will provide the Company with available shares that can be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings for other corporate purposes which may be identified in the future, as the Board of Directors determines in its discretion.

By increasing the number of available authorized but unissued shares of Common Stock, the reverse split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board of Directors. For example, it may be possible for the Board of Directors to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board of Directors in opposing a takeover bid that the Board of Directors determines is not in the best interests of the Company or its stockholders. The reverse split therefore may have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts the reverse split may limit the opportunity for the Company’s stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The reverse split may have the effect of permitting the Company’s current management, including the current Board of Directors, to retain its position, and place it in a better position to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of the Company’s business. However, the Board of Directors has not approved the reverse split with the intent that it be utilized as a type of anti-takeover device. The Company’s articles of incorporation and by-laws do not have any anti-takeover provisions.

The Board of Directors will determine the actual time of filing of the Certificate of Amendment. The reverse split will be effective upon the filing of a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada.

The Board reserves the right, notwithstanding shareholder approval and without further action by shareholders, to elect not to proceed with the reverse split if the Board determines that the reverse split is no longer in the best interests of the Company and its shareholders.

Principal Effects of the reverse split

General

The reverse split will affect all holders of our Common Stock uniformly and will not change the proportionate equity interests of such shareholders, nor will the respective voting rights and other rights of holders of our Common Stock be altered, except for possible changes due to the treatment of fractional shares resulting from the reverse split.

Accounting Matters

The reverse split will not affect total shareholders’ equity on our balance sheet. The per share net loss and net book value per share of our Common Stock will be increased as a result of the reverse split because there will be fewer shares of our Common Stock outstanding.

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Certain U.S. Federal Income Tax Consequences

The discussion below is only a summary of certain U.S. federal income tax consequences of the reverse split generally applicable to beneficial holders of shares of our Common Stock and does not purport to be a complete discussion of all possible tax consequences. This summary addresses only those shareholders who hold their old Common Stock shares as “capital assets” as defined in the Internal Revenue Code of 1986, as amended (the “Code”), and will hold the new Common Stock shares as capital assets. This discussion does not address all U.S. federal income tax considerations that may be relevant to particular shareholders in light of their individual circumstances or to shareholders that are subject to special rules, such as financial institutions, tax-exempt organizations, insurance companies, dealers in securities, and foreign shareholders. The following summary is based upon the provisions of the Code, applicable Treasury Regulations thereunder, judicial decisions and current administrative rulings, as of the date hereof, all of which are subject to change, possibly on a retroactive basis. Tax consequences under state, local, foreign, and other laws are not addressed herein. Each shareholder should consult his, her or its own tax advisor as to the particular facts and circumstances that may be unique to such shareholder and also as to any estate, gift, state, local or foreign tax considerations arising out of the reverse split.

●	The reverse split will qualify as a recapitalization for U.S. federal income tax purposes. As a result:

●	Shareholders should not recognize any gain or loss as a result of the reverse split.

●	The aggregate basis of a shareholder’s pre-reverse split shares will become the aggregate basis of the shares held by such shareholder immediately after the reverse split.

●	The holding period of the shares owned immediately after the reverse split will include the shareholder’s holding period before the reverse split.

The above discussion is not intended or written to be used, and cannot be used by any person, for the purpose of avoiding U.S. Federal tax penalties. It was written solely in connection with the proposed reverse split of our Common Stock.

Adoption of the 2018 Plan

The Company believes that incentives and stock-based awards focus employees on the objective of creating stockholder value and promoting the success of the Company, and that incentive compensation plans such as the proposed 2018 Plan are an important attraction, retention and motivation tool for participants in the plan.

The Company currently does not maintain any equity compensation plans. The Consenting Stockholders approved a new equity compensation plan, the 2018 Plan, as described below.

Summary Description of the 2018 Performance Incentive Plan

The principal terms of the 2018 Plan are summarized below.  The following summary is qualified in its entirety by the full text of the 2018 Plan, which appears as Appendix B to this Information Statement.

Purpose.  The purpose of the 2018 Plan is to promote the success of the Company and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward directors, officers, employees and other eligible persons through the grant of awards and incentives for high levels of individual performance and improved financial performance of the Company.  Equity-based awards are also intended to further align the interests of award recipients and our stockholders.

Administration.  The Board or one or more committees appointed by the Board will administer the 2018 Plan.  It is expected that the Board will delegate general administrative authority for the 2018 Plan to an independent Compensation Committee of the Board.   A committee may delegate some or all of its authority with respect to the 2018 Plan to another committee of directors, and certain limited authority to grant awards to employees may be delegated to one or more officers of the Company.  (The appropriate acting body, be it the Board, a committee within its delegated authority, or an officer within his or her delegated authority, is referred to in this plan as the “Administrator”).

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The Administrator has broad authority under the 2018 Plan with respect to award grants including, without limitation, the authority:

●	to select participants and determine the type(s) of award(s) that they are to receive;

●	to determine the number of shares that are to be subject to awards and the terms and conditions of awards, including the price (if any) to be paid for the shares or the award;

●	to cancel, modify, or waive the Company’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consents;

●	to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;

●	subject to the other provisions of the 2018 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award; and

●	to allow the purchase price of an award or shares of the Company’s common stock to be paid in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of the Company’s common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third party payment or cashless exercise on such terms as the Administrator may authorize, or any other form permitted by law.

No Repricing.  In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by Stockholders) will the Administrator (1) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.

Eligibility.  Persons eligible to receive awards under the 2018 Plan include officers or employees of the Company or any of its subsidiaries, directors of the Company, and certain consultants and advisors to the Company or any of its subsidiaries. Currently, approximately 300 officers and employees of the Company and its subsidiaries (including all of the Company’s named executive officers currently employed by the Company or one of its subsidiaries), are considered eligible under the 2018 Plan.

Authorized Shares; Limits on Awards.  The maximum number of shares of the Company’s common stock that may be initially issued or transferred pursuant to awards under the 2018 Plan is 100,000,000 shares (which number will be reduced if the reverse stock split takes effect (“post-stock split”)). In addition, on the first trading day of January each calendar year during the term of the plan (commencing with January 2019), an additional number of shares of the Company’s common stock will be available for award grant purposes under the 2018 Plan equal to the lesser of (i) 10% of the total number of shares of common stock issued and outstanding on December 31 of the immediately preceding calendar year, (ii) 10,000,000 shares (subject to adjustment post-stock split) of common stock or (iii) such number of shares of common stock as may be established by the Board.

The following other limits are also contained in the 2018 Plan:

●	The maximum number of shares that may be delivered pursuant to options qualified as incentive stock options granted under the plan is equal to the aggregate share limit of the plan, as in effect from time to time.

●	The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual under the plan is 5,000,000 shares (subject to adjustment post-stock split).

●	“Performance-Based Awards” under Section 5.2 of the 2018 Plan granted to a participant in any one calendar year will not provide for payment of more than (1) in the case of awards payable only in cash and not related to shares, $1,000,000, and (2) in the case of awards related to shares (and in addition to options and stock appreciation rights which are subject to the limit referred to above), 5,000,000 shares (subject to adjustment post-stock split).

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Except as described in the next sentence, shares that are subject to or underlie awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under the 2018 Plan will again be available for subsequent awards under the 2018 Plan.  Shares that are exchanged by a participant or withheld by the Company to pay the exercise price of an award granted under the 2018 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award, will not be available for subsequent awards under the 2018 Plan.  To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2018 Plan. In the event that shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limits of the 2018 Plan.  (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Company pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limits of the plan.)   To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued.  (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.)  In addition, the 2018 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of the Company through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2018 Plan.  The Company may not increase the applicable share limits of the 2018 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).

Types of Awards.  The 2018 Plan authorizes stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in the Company’s common stock or units of the Company’s common stock, as well as cash bonus awards. The 2018 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances.  Any award may be paid or settled in cash.

A stock option is the right to purchase shares of the Company’s common stock at a future date at a specified price per share (the “exercise price”).  The per share exercise price of an option generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.  The maximum term of an option is ten years from the date of grant.  An option may either be an incentive stock option or a nonqualified stock option.  Incentive stock option benefits are taxed differently from nonqualified stock options, as described under “Federal Income Tax Consequences of Awards Under the 2018 Plan” below.  Incentive stock options are also subject to more restrictive terms and are limited in amount by the U.S. Internal Revenue Code and the 2018 Plan.  Incentive stock options may only be granted to employees of the Company or a subsidiary.

A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of share of the Company’s common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right.  The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of the Company’s common stock on the date of grant.  Stock appreciation rights may be granted in connection with other awards or independently.  The maximum term of a stock appreciation right is ten years from the date of grant.

The other types of awards that may be granted under the 2018 Plan include, without limitation, stock bonuses, restricted stock, performance stock, stock units, dividend equivalents, or similar rights to purchase or acquire shares, and cash awards.

Performance-Based Awards.  The Administrator may grant awards that are intended to be performance-based awards within the meaning of Section 162(m) of the U.S. Internal Revenue Code (“Performance-Based Awards”). Performance-Based Awards are in addition to any of the other types of awards that may be granted under the 2018 Plan (including options and stock appreciation rights which may also qualify as performance-based awards for Section 162(m) purposes). Performance-Based Awards may be in the form of restricted stock, performance stock, stock units, other rights, or cash bonus opportunities.

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The vesting or payment of Performance-Based Awards (other than options or stock appreciation rights) will depend on the absolute or relative performance of the Company on a consolidated, subsidiary, segment, division, or business unit basis.  The Administrator will establish the criterion or criteria and target(s) on which performance will be measured.  The Administrator must establish criteria and targets in advance of applicable deadlines under the U.S. Internal Revenue Code and while the attainment of the performance targets remains substantially uncertain.  The criteria that the Administrator may use for this purpose will include one or more of the following: earnings per share, cash flow (which means cash and cash equivalents derived from either net cash flow from operations or net cash flow from operations, financing and investing activities), stock price, total stockholder return, gross revenue, revenue growth, operating income (before or after taxes), net earnings (before or after interest, taxes, depreciation and/or amortization), return on equity or on assets or on net investment, cost containment or reduction, or any combination thereof.  The performance measurement period with respect to an award may range from three months to ten years. Performance targets will be adjusted to mitigate the unbudgeted impact of material, unusual or nonrecurring gains and losses, accounting changes or other extraordinary events not foreseen at the time the targets were set unless the Administrator provides otherwise at the time of establishing the targets.

Performance-Based Awards may be paid in stock or in cash (in either case, subject to the limits described under the heading “Authorized Shares; Limits on Awards” above).  Before any Performance-Based Award (other than an option or stock appreciation right) is paid, the Administrator must certify that the performance target or targets have been satisfied.  The Administrator has discretion to determine the performance target or targets and any other restrictions or other limitations of Performance-Based Awards and may reserve discretion to reduce payments below maximum award limits.

Dividend Equivalents; Deferrals.  The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals.  The Administrator may provide that awards under the 2018 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of Common Stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2018 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards.  Generally, and subject to limited exceptions set forth in the 2018 Plan, if the Company dissolves or undergoes certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of its assets, all awards then-outstanding under the 2018 Plan will become fully vested or paid, as applicable, and will terminate or be terminated in such circumstances, unless the Administrator provides for the assumption, substitution or other continuation of the award.  The Administrator also has the discretion to establish other change in control provisions with respect to awards granted under the 2018 Plan.  For example, the Administrator could provide for the acceleration of vesting or payment of an award in connection with a corporate event that is not described above and provide that any such acceleration shall be automatic upon the occurrence of any such event.

Transfer Restrictions.  Subject to certain exceptions contained in Section 5.7 of the 2018 Plan, awards under the 2018 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient.  Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable federal and state securities laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).

Adjustments.  As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2018 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding, and extraordinary dividends or distributions of property to the stockholders.

No Limit on Other Authority.  The 2018 Plan does not limit the authority of the Board or any committee to grant awards or authorize any other compensation, with or without reference to the Company’s common stock, under any other plan or authority.

Termination of or Changes to the 2018 Plan.  The Board may amend or terminate the 2018 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or any applicable listing agency or required under Sections 162, 422 or 424 of the U.S. Internal Revenue Code to preserve the intended tax consequences of the plan.  For example, stockholder approval will be required for any amendment that proposes to increase the maximum number of shares that may be delivered with respect to awards granted under the 2018 Plan. (Adjustments as a result of stock splits or similar events will not, however, be considered an amendment requiring stockholder approval.)  Unless terminated earlier by the Board, the authority to grant new awards under the 2018 Plan will terminate on December 31, 2025.  Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan.  Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

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Federal Income Tax Consequences of Awards under the 2018 Plan

The U.S. federal income tax consequences of the 2018 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2018 Plan.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the U.S. Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

With respect to nonqualified stock options, the company is generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise.  With respect to incentive stock options, the company is generally not entitled to a deduction nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax.

The current federal income tax consequences of other awards authorized under the 2018 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, stock units, and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid.  In each of the foregoing cases, the company will generally have a corresponding deduction at the time the participant recognizes income.

If an award is accelerated under the 2018 Plan in connection with a “change in control” (as this term is used under the U.S. Internal Revenue Code), the company may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the U.S. Internal Revenue Code (and certain related excise taxes may be triggered).  Furthermore, the aggregate compensation in excess of $1,000,000 attributable to awards that are not “performance-based” within the meaning of Section 162(m) of the U.S. Internal Revenue Code may not be permitted to be deducted by the company in certain circumstances.

Specific Benefits under the 2018 Performance Incentive Plan

The Company has not approved any awards that are conditioned upon stockholder approval of the 2018 Plan. The Company is not currently considering any other specific award grants under the 2018 Plan. For information regarding stock-based awards granted to the Company’s named executive officers during fiscal 2017, see the material under the heading “Executive Compensation” below.

The closing market price for a share of the Company’s common stock as of July 3, 2018 was $0.0066 per share.

Equity Compensation Plan Information

As noted above, the Company does not currently maintain any equity compensation plans.  Stockholders have approved the 2018 Plan as described above.

The Board of Directors believes that the adoption of the 2018 Plan will promote the interests of the Company and its stockholders and will help the Company and its subsidiaries continue to be able to attract, retain and reward persons important to our success.

All members of the Board of Directors and all of the Company’s executive officers are eligible for awards under the 2018 Plan and thus have a personal interest in the approval of the 2018 Plan.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table, together with the accompanying footnotes, sets forth information regarding the beneficial ownership of the Common Stock of the Company as of July 3, 2018, for (i) each person known by the Company to own beneficially more than 5% of the Company’s Common Stock, (ii) each of the Company’s executive officers, (iii) each of the Company’s directors and (iv) all directors and executive officers as a group. Applicable percentage ownership in the following table is based on 282,373,241 shares of Common Stock outstanding as of July 3, 2018.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to the securities. Subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them. In addition, shares of Common Stock issuable upon exercise of options, warrants and other convertible securities beneficially owned that are exercisable within sixty days of July 3, 2018, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those securities, and the group as a whole, but are not deemed outstanding for computing the percentage ownership of any other person.

Name	Address	Shares Beneficially Owned	Percentage of Class
Directors and Named Executive Officers:

Roger Ponder	300 Crown Oak Centre Drive, Longwood, Florida 32750	0	0%

Keith Hayter	300 Crown Oak Centre Drive, Longwood, Florida 32750	0	0%
5% or Greater Shareholders:

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This Information Statement may contain “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of these provisions, including any projections of earnings, revenues or other financial items, any statement of the plans and objectives of management for future operations, and any statement of assumptions underlying any of the foregoing. These statements may contain words such as “expects,” “anticipates,” “plans,” “believes,” “projects,” and words of similar meaning. These statements relate to our future business and financial performance.

Actual outcomes may differ materially from these statements. The risks listed in this Information Statement as well as any cautionary language in this Information Statement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from any expectations we describe in our forward-looking statements. There may be other risks that we have not described that may adversely affect our business and financial condition. We disclaim any obligation to update or revise any of the forward-looking statements contained in this Information Statement. We caution you not to rely upon any forward-looking statement as representing our views as of any date after the date of this Information Statement. You should carefully review the information and risk factors set forth in other reports and documents that we file from time to time with the SEC.

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ADDITIONAL INFORMATION

This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our:

●	Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

●	Quarterly Report on Form 10-Q for the period ended March 31, 2018.

The reports we file with the SEC and the accompanying exhibits may be inspected without charge at the Public Reference Section of the Commission at 100 F Street, N.E., Washington, DC 20549. Copies of such materials may also be obtained from the SEC at prescribed rates. The SEC also maintains a Web site that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC. Copies of the Reports may be obtained from the SEC’s EDGAR archives at http://www.sec.gov. We will also mail copies of our prior reports to any stockholder upon written request.

By Order of the Board of Directors

/s/ Roger Ponder
Roger Ponder
Director and Chief Executive Officer

Longwood, Florida
      , 2018

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APPENDIX A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION OF SPECTRUM GLOBAL SOLUTIONS, INC.

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APPENDIX B

2018 PERFORMANCE INCENTIVE PLAN

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